UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2009

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification Number

001-32206	GREAT PLAINS ENERGY INCORPORATED	43-1916803
(A Missouri Corporation) 1201 Walnut Street Kansas City, Missouri 64106 (816) 556-2200
NOT APPLICABLE
(Former name or former address,
if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On May 18, 2009, Great Plains Energy Incorporated (“Great Plains Energy”) closed the sale of 11,500,000 shares of its common stock, no par value, at a public offering price of $14.00 per share (the “Common Stock Offering”) and 5,750,000 equity units, initially consisting of purchase contracts and subordinated notes, at a public offering price of $50.00 per equity unit (the “Equity Units Offering”).
In connection with the Common Stock Offering and Equity Units Offering, Great Plains Energy entered into the several agreements and other instruments listed in Item 9.01 of this Current Report on Form 8-K and filed as exhibits hereto. These exhibits are incorporated by reference into the Registration Statement (No. 333-159131) related to the Common Stock Offering and the Equity Units Offering.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

1.1	Underwriting Agreement, dated May 12, 2009, among Great Plains Energy, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, relating to the Common Stock Offering.

1.2	Underwriting Agreement, dated May 12, 2009, among Great Plains Energy, Goldman, Sachs & Co. and J.P. Morgan Securities Inc., as representatives of the several underwriters named therein, relating to the Equity Units Offering.

4.1	Subordinated Indenture, dated as of May 18, 2009, between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Supplemental Indenture No. 1, dated as of May 18, 2009, between Great Plains Energy and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.3	Purchase Contract and Pledge Agreement, dated as of May 18, 2009, among Great Plains Energy, The Bank of New York Mellon Trust Company, N.A., as purchase contract agent and The Bank of New York Mellon Trust Company, N.A., as collateral agent, custodial agent and securities intermediary.

5.1	Opinion dated May 18, 2009 (relating to Common Stock) of Mark English, Assistant General Counsel and Assistant Secretary.

5.2	Opinion dated May 18, 2009 (relating to Equity Units) of Mark English, Assistant General Counsel and Assistant Secretary.

5.3	Opinion dated May 18, 2009 (relating to Equity Units) of Dewey & LeBoeuf LLP.

8.1	Opinion dated May 18, 2009 (relating to Equity Units) of Dewey & LeBoeuf LLP (contained in Exhibit 5.3).

23.1	Consent of Mark G. English (contained in Exhibits 5.1 and 5.2).

23.2	Consent of Dewey & LeBoeuf LLP (contained in Exhibit 5.3).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT PLAINS ENERGY INCORPORATED

/s/ Terry Bassham

Terry Bassham Executive Vice President — Finance & Strategic Development and Chief Financial Officer
Date: May 18, 2009